THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                                SECURED DEBENTURE

                         NANOSCIENCE TECHNOLOGIES, INC.

                        5% SECURED CONVERTIBLE DEBENTURE

                               DECEMBER ___, 2007



No. _____                                                          US$__________

         This Secured Debenture (the "DEBENTURE") is issued on December ___, 2004 (the "CLOSING DATE") by Nanoscience Technologies, Inc., a Nevada corporation (the "COMPANY"), to __________________ (together with its permitted successors and assigns, the "HOLDER") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

         SECTION 1.01 PRINCIPAL AND INTEREST. For value received, the Company hereby promises to pay to the order of the Holder on December ___, 2005 in lawful money of the United States of America and in immediately available funds the principal sum of ______________________________ ($_________), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

         SECTION 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "CONVERSION SHARES") of the Company's common stock, par value US$0.001 per share ("COMMON STOCK"), at the price per share (the "CONVERSION PRICE") equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the "FIXED PRICE") as of the date hereof, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "CONVERSION PRICE". As used herein, "PRINCIPAL MARKET" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price and/or the VWAP shall mean, the reported Closing Bid Price or the VWAP for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "CONVERSION NOTICE"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "CONVERSION DATE") shall be deemed to be the date set forth in the Conversion Notice.

         SECTION 1.03 RESERVATION OF COMMON STOCK. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within forty five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

         SECTION 1.04 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "REDEMPTION NOTICE"), a portion or all outstanding convertible debenture. The redemption price shall be equal to the Fixed Price (as defined herein) of the amount redeemed plus accrued interest.

         In the event the Company exercises a redemption of either all or a portion the Convertible Debenture, the Holder shall receive a warrant to purchase fifty thousand (50,000) shares of the Company's Common Stock for every One Hundred Thousand U.S. Dollars (US$100,000) redeemed, pro rata (the "WARRANT"). The Warrant shall be exercisable on a "cash basis" and have an exercise price of one hundred twenty percent (120%) of the Closing Bid Price of the

Company's Common Stock on the Closing Date. The Warrant shall have "piggy-back" and demand registration rights and shall survive for two (2) years from the Closing Date.

         SECTION 1.05 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "INVESTOR REGISTRATION RIGHTS AGREEMENT").

         SECTION 1.06 INTEREST PAYMENTS. The interest payable pursuant to this Debenture will be paid to the Holder at the time of maturity or conversion, as the case may be, with respect to the principal amount hereunder repaid or converted, as applicable. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive such interest in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the number of shares of Common Stock to be issued will equal to the quotient of (x) aggregate interest payment to be made, divided by (y) the Closing Bid Price on the date the interest payment is made. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

         SECTION 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

         SECTION 1.08 SECURED NATURE OF DEBENTURE. This Debenture is secured by all of the assets and property of the Company as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the "SECURITY AGREEMENT"). As set forth in the Security Agreement, Holder's security interest shall terminate upon the satisfaction by the Company of its obligations under this Debenture.

                                  ARTICLE II.

         SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

                                  ARTICLE III.

         SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen
(15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) the Company (1) makes a general assignment for the benefit of its creditors;

(2) applies for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commences a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) files with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) files or otherwise submits any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) is to be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; (f) a breach by the Company of its obligations under the Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and the Buyers listed on
Schedule I attached thereto (the "SECURITIES PURCHASE AGREEMENT"), convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

         SECTION 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON STOCK. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                  ARTICLE IV.

         SECTION 4.01 RIGHTS AND TERMS OF CONVERSION. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above.

         SECTION 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

         SECTION 4.03 TERMINATION OF CONVERSION RIGHTS. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                                   ARTICLE V.

         SECTION 5.01 ANTI-DILUTION. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

         SECTION 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except as contemplated by the Securities Purchase Agreement between the Company and the Buyers listed on Schedule I attached thereto or the Standby Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8; except that (i) the Company may, without the consent of the Holder, provided, however, fifteen (15) days prior written notice is given to the Holder, issue or sell shares of Common Stock or warrants, options or other rights to purchase in the aggregate up to one million (1,000,000) shares of Common Stock to its executive officer, directors and employees pursuant to a Board approved option plan or as otherwise may be approved by the Board of Directors of the Company and (ii) commencing on the date hereof and terminating thirty (30) days following the date hereof, the Company shall be permitted to issue or sell any Common Stock or Preferred Stock without restriction or limitation up to an aggregate amount of Three Million Dollars ($3,000,000), provided, however, that the Company provides the Holder with at least ten (10) days prior written notice of such issuance (the "DEFERRAL PERIOD"). Upon request, the Company shall provide the Holder with any and all information or documentation without limitation evidencing such issuance during the Deferral Period. Following the declaration of effectiveness by the Securities and Exchange Commission of the registration statement filed pursuant to the Investor Registration Rights Agreement of even date herewith, the Company shall be permitted to issue or sell any Common Stock or Preferred Stock without restriction or limitation in order to raise amounts not raised during the Deferral Period up to an aggregate amount of Three Million Dollars ($3,000,000), provided the Company provides the Holder with at least ten (10) days prior written notice of such issuance. The Holder shall be entitled to any and all information and documentation without limitation.

                                  ARTICLE VI.

         SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:            Nanoscience Technologies, Inc.
                                  45 Rockefeller Plaza - Suite 2000
                                  New York, NY 10111
                                  Attention:  David Rector
                                  Telephone:  (212) 332-3443
                                  Facsimile:  (212) 332-3401

With a copy to:                   Reitler Brown & Rosenblatt LLC
                                  800 Third Avenue, 21st Floor
                                  New York, NY 10022
                                  Attention:  Robert S. Brown, Esq.
                                  Telephone:  (212) 209-3050
                                  Facsimile:  (212) 371-5500

If to the Holder:                 __________________
                                  101 Hudson Street, Suite 3700
                                  Jersey City, NJ 07303
                                  Telephone:  (201) 985-8300
                                  Facsimile:  (201) 985-8266

With a copy to:                   David Gonzalez, Esq.
                                  101 Hudson Street - Suite 3700
                                  Jersey City, NJ 07302
                                  Telephone:  (201) 985-8300
                                  Facsimile:  (201) 985-8266


         SECTION 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS to the bringing of any such proceeding in such jurisdictions.

         SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

         SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

         SECTION 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                            NANOSCIENCE TECHNOLOGIES, INC.

                                            By:
                                               ---------------------------------
                                            Name:  David Rector
                                            Title: President & CEO

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)


TO:

         The undersigned hereby irrevocably elects to convert US$ of the principal amount of the above Debenture into Shares of Common Stock of Nanoscience Technologies, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:
                                          --------------------------------------

APPLICABLE CONVERSION PRICE:
                                          --------------------------------------

SIGNATURE:
                                          --------------------------------------

NAME:
                                          --------------------------------------

ADDRESS:
                                          --------------------------------------

AMOUNT TO BE CONVERTED:                   US$
                                              ----------------------------------

AMOUNT OF DEBENTURE UNCONVERTED:          US$
                                              ----------------------------------

CONVERSION PRICE PER SHARE:               US$
                                              ----------------------------------

NUMBER OF SHARES OF COMMON STOCK TO BE
ISSUED:
                                          --------------------------------------

PLEASE ISSUE THE SHARES OF COMMON STOCK
IN THE FOLLOWING NAME AND TO THE
FOLLOWING ADDRESS:
                                          --------------------------------------

ISSUE TO:
                                          --------------------------------------

AUTHORIZED SIGNATURE:
                                          --------------------------------------

NAME:
                                          --------------------------------------

TITLE:
                                          --------------------------------------

PHONE NUMBER:
                                          --------------------------------------

BROKER DTC PARTICIPANT CODE:
                                          --------------------------------------

ACCOUNT NUMBER:
                                          --------------------------------------


                                       A-1